Filed Pursuant to Rule 424(b)(3)

Registration No. 333-273287

PROSPECTUS SUPPLEMENT NO. 1

(to Prospectus dated September 1, 2023)

BITCOIN DEPOT INC.

Up to 83,747,027 Shares of Class A Common Stock

Up to 43,848,750 Shares of Class A Common Stock Underlying Warrants

Up to 12,223,750 Warrants to Purchase Class A Common Stock

This prospectus supplement supplements the prospectus dated September 1, 2023 (the “Prospectus”), which forms a part of our registration statement on Form S-1 (No. 333-273287). This prospectus supplement is being filed to update and supplement the information in the Prospectus with the information contained in our Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on October 4, 2023 (the “Current Report”). Accordingly, we have attached the Current Report to this prospectus supplement.

The Prospectus and this prospectus supplement relate to the offer and sale from time to time by the selling securityholders named in this prospectus or their permitted transferees (the “Selling Securityholders”) of the following:

(i) up to 83,747,027 shares of Class A common stock consisting of:

(a) up to 657,831 shares of Class A common stock held by former stockholders of GSRM, of which (i) 203,481 shares were issued pursuant to certain Voting and Non-Redemption Agreements (as defined below) at an effective purchase price of $0.00 per share and (ii) 454,350 shares were issued pursuant to certain Non-Redemption Agreements (as defined below) at an effective purchase price of $3.00 per share;

(b) up to 5,769,185 shares of Class A common stock held by certain third parties and affiliates of Sponsor and former directors of GSRM, in each case that were issued at Closing in exchange for an equivalent number of shares of Class B common stock of GSRM that were originally purchased for approximately $0.004 per share;

(c) up to 1,075,761 shares of Class A common stock issuable upon the vesting and conversion of the Company’s Class E common stock, par value $0.0001 per share (the “Class E common stock”), held by certain third parties and affiliates of Sponsor and former directors of GSRM, in each case that were issued at Closing in exchange for an equivalent number of shares of Class B common stock of GSRM that were originally purchased for approximately $0.004 per share;

(d) up to 59,100,000 shares of Class A common stock underlying the following securities held by BT Assets as of the Closing (which in each case were issued as consideration in the Business Combination based on a value of $10.00 per share): (i) 15,000,000 BT HoldCo Earnout Units, consisting of (A) 5,000,000 Class 1 Earnout Units of BT HoldCo, (B) 5,000,000 Class 2 Earnout Units of BT HoldCo, and (C) 5,000,000 Class 3 Earnout Units of BT HoldCo, and (ii) 44,100,000 BT HoldCo Common Units (which correspond to 44,100,000 shares of Class V common stock);

(e) up to 4,300,000 shares of Class A common stock issuable upon conversion of the Company’s Series A Convertible Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”), which were purchased for $10.00 per share and issued at Closing and are held by the PIPE Subscribers pursuant to that certain PIPE Agreement, dated as of June 23, 2023 (the “PIPE Agreement”), by and among GSRM, Lux Vending, LLC dba Bitcoin Depot (“BT OpCo”), and the subscribers set forth therein (the “PIPE Subscribers”);

(f) up to 500,000 shares of Class A common stock issued at Closing to Brandon Mintz under the Bitcoin Depot Inc. 2023 Omnibus Incentive Equity Plan at an effective cost basis of $3.23 per share;

(g) up to 120,500 shares of Class A common stock issuable upon exercise of the restricted stock units issued at Closing to Scott Buchanan under the Bitcoin Depot Inc. 2023 Omnibus Incentive Equity Plan at an effective cost basis of $3.23 per share; and

(h) up to 12,223,750 shares of Class A common stock issuable upon exercise of the Private Placement Warrants that were originally purchased for $1.00 per Private Placement Warrant; and

(ii) up to 12,223,750 Private Placement Warrants that were originally purchased concurrently with the closing of the GSRM initial public offering at a price of $1.00 per Private Placement Warrant and distributed to certain third parties and affiliates of Sponsor concurrently with Closing.

We will not receive any proceeds from the sale of shares of Class A common stock or Private Placement Warrants by the Selling Securityholders pursuant to the Prospectus or in any supplement to the Prospectus. See the sections of the Prospectus entitled “Selling Securityholders” and “Plan of Distribution.”

Our Class A common stock and Public Warrants are listed on the Nasdaq Capital Market under the symbols “BTM” and “BTMWW,” respectively. On October 3, 2023, the closing sales price of our Class A common stock and Public Warrants was $2.55 per share and $0.1701 per Public Warrant, respectively.

Our Chief Executive Officer, Brandon Mintz, (through his ownership interests in BT Assets) owns a majority of the voting power of our issued and outstanding Common Stock (as defined in the Prospectus). As a result, we qualify as a “controlled company” within the meaning of the corporate governance standards of Nasdaq.

We are an “emerging growth company” as defined under U.S. federal securities laws and, as such, have elected to comply with reduced public company reporting requirements. The Prospectus and this prospectus supplement comply with the requirements that apply to an issuer that is an emerging growth company. This prospectus supplement updates and supplements the information in the Prospectus and is not complete without, and may not be delivered or utilized except in combination with, the Prospectus, including any amendments or supplements thereto. This prospectus supplement should be read in conjunction with the Prospectus and if there is any inconsistency between the information in the Prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described in the section titled “Risk Factors” beginning on page 10 of the Prospectus, and under similar headings in any amendments or supplements to the Prospectus, and in Section 1A. Risk Factors of our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is October 4, 2023.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2023

Bitcoin Depot Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41305	87-3219029
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3343 Peachtree Road NE, Suite 750

Atlanta, GA 30326

(Address of principal executive offices)

(678) 435-9604

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CRF 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CRF 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	BTM	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	BTMWW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01	Entry into a Material Definitive Agreement.

Amendment No. 1 to the PIPE Agreement

On October 2, 2023, Bitcoin Depot Inc. (the “Company”) and Bitcoin Depot Operating LLC, a Delaware limited liability company, entered into Amendment No. 1 (the “Amendment”) to the PIPE Agreement, dated June 23, 2023 (the “PIPE Agreement”), with the Subscribers (as defined in the Amendment). The Amendment, among other things, accelerates the five remaining Reference Periods (as defined in the PIPE Agreement) and sets the Settlement Price (as defined in the PIPE Agreement) in connection with the full consummation of the proposed private sale by the Subscribers of 3,475,000 shares of Series A Convertible Preferred Stock of the Company to certain third parties (the “Preferred Sale”). In connection with the full consummation of the Preferred Sale, the Company will be entitled to receive $28,449 from the Subscribers representing the final, aggregate Released Amount (as defined in the PIPE Agreement) based on a net purchase price of $2.10 per share of Series A Convertible Preferred Stock to the Subscribers, and there will be no payment due for a Deficiency (as defined in the PIPE Agreement) from the Company to the Subscribers. If the Preferred Sale is not fully nor partially consummated by 10:00 a.m. Eastern Time on October 11, 2023, the section of the Amendment that accelerates the five remaining Reference Periods and sets the Settlement Price shall be of no further force or effect and the original terms of the PIPE Agreement shall control.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by the terms and conditions of the Amendment filed as Exhibit 10.1 hereto and incorporated by reference herein.

Registration Rights Agreement

On October 3, 2023, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Holders (as defined in the Registration Rights Agreement). The Registration Rights Agreement, among other things, provides that the Company is obligated to, within 15 calendar days of the consummation of the Preferred Sale, file with the SEC a registration statement to register the resale of the shares of Class A Common Stock issuable upon conversion of the Series A Preferred subscribed for and purchased by the Holders.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Registration Rights Agreement filed as Exhibit 10.2 hereto and incorporated by reference herein.

Item 7.01	Regulation FD Disclosure.

On October 4, 2023, the Company issued a press release announcing the Amendment and the Preferred Sale. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statement and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1*	Amendment No. 1 to the PIPE Agreement, dated October 2, 2023, by and among the Company and the investors listed therein.

10.2*	Registration Rights Agreement, dated October 3, 2023, by and among the Company and the holders listed therein.

99.1	Press release dated October 4, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Certain portions of this Exhibit have been redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K. Redactions and omissions are designated with brackets containing asterisks. The Company agrees to provide, on a supplemental basis, an unredacted copy of the exhibit and its materiality and privacy or confidentiality analyses to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bitcoin Depot Inc.

Dated: October 4, 2023	By:	/s/ Brandon Mintz
	Name:	Brandon Mintz
	Title:	President and Chief Executive Officer

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Exhibit 10.1

AMENDMENT NO. 1 TO

PIPE AGREEMENT

This AMENDMENT NO. 1 TO PIPE AGREEMENT (this “Amendment”) is entered into on October 2, 2023, by and among the subscribers set forth on the signature pages hereto (individually, a “Subscriber” and collectively, the “Subscribers”), Bitcoin Depot Inc., a Delaware corporation (the “Issuer”) and Bitcoin Depot Operating LLC, a Delaware limited liability company (“OpCo”).

WHEREAS, in connection with the consummation of the business combination pursuant to that certain Transaction Agreement, dated as of August 24, 2022 by and among GSR II Meteora Acquisition Corp. (“GSRM”), GSR II Meteora Sponsor LLC, Lux Vending, LLC (dba Bitcoin Depot) (“Legacy Bitcoin Depot”) and BT Assets, Inc., GSRM changed its name to Bitcoin Depot Inc. and Legacy Bitcoin Depot merged with and into OpCo, with OpCo surviving;

WHEREAS, Legacy Bitcoin Depot, GSRM, and the Subscribers previously entered into that certain PIPE Agreement on June 23, 2023 (the “PIPE Agreement”), pursuant to which the Subscribers agreed to purchase, substantially concurrently with the Transaction Closing, PIPE Shares and Preferred Shares in a private placement, as otherwise provided for in, and subject to, the PIPE Agreement;

WHEREAS, the Subscribers propose to sell 3,475,000 shares of Series A Convertible Preferred Stock to certain third parties in a series of private sales exempt from the registration provisions of the Securities Act, which sales are to be effected on or prior to October 11, 2023 (each, a “Private Sale” and collectively the “Private Sales”);

WHEREAS, the first Reference Period has elapsed and been deemed an Included Reference Period, and therefore there remain five Reference Periods;

WHEREAS, the parties have set forth on Schedule A hereto all remaining amounts that would be due and payable under Section 13 of the PIPE Agreement, assuming full effect to the amendments contemplated by Section 2 of this Amendment, which amounts would be due on the final Reference Period Settlement Date (collectively, the “Issuer Payments”);

WHEREAS, pursuant to Section 17(i) of the PIPE Agreement, the PIPE Agreement may not be modified, waived or terminated (other than pursuant to the terms of Section 8) except by an instrument in writing, signed by each of the parties; and

WHEREAS, in connection with the foregoing, the Issuer and the Subscribers desire to amend the PIPE Agreement as of the date hereof and on the terms set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, set forth herein, and intending to be legally bound hereby, each of the Subscribers, the Issuer and OpCo acknowledges and agrees as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings ascribed to them in the PIPE Agreement.

2. Full Private Sale-Related Amendments. Subject to, and concurrently with, the consummation, sale and settlement of all, but not less than all, 3,475,000 shares of Series A Convertible Preferred Stock pursuant to the Private Sales:

(a) Reference Period Dates. The definitions of “Second Reference Period”, “Third Reference Period”, “Fourth Reference Period”, “Fifth Reference Period” and “Sixth Reference Period” shall each be deleted and replaced with the below:

shall mean the one (1) VWAP Trading Day beginning and ending on Wednesday October 11, 2023, provided that, if Wednesday October 11, 2023 is not a VWAP Trading Day, then the next succeeding VWAP Trading Day.

(b) Settlement Price. The definition of “Settlement Price” shall be deleted in its entirety and replaced with the below text:

“Settlement Price” means (A) with respect to the First Reference Period and subject to Section 7(e) and Section 13(c), the greater of (i) arithmetic averages of each Daily VWAP for each VWAP Trading Day in such Reference Period (which average, for the avoidance of doubt, for example, shall be calculated on the basis of ten discrete Daily VWAPs for a Reference Period which contains ten Trading Days), rounded to the nearest one-hundredth of a cent, as determined by the Calculation Agent, and (ii) the Qualifying Private Bid Price (if any) and (B) with respect to the Second, Third, Fourth, Fifth and Sixth Reference Periods, the Net Purchase Price. Notwithstanding anything to the contrary herein, in the event of a Delisting or Insolvency Filing, the Settlement Price shall immediately be deemed to be USD 0 (the “Delisted/Insolvent Price”) for the applicable Reference Period and all succeeding Reference Periods (if any), and the start (if a Reference Period has not yet started) of each Reference Period and the end of each Reference Period shall be deemed to be altered to the date of such Delisting or Insolvency Filing. The parties agree and acknowledge that the provisions of immediately preceding sentence are explicitly subject to Section 18.

(c) Net Purchase Price. A new definition shall be added to Section 16 between the definitions of “Nasdaq” and “Qualifying Private Bid Price” which shall read:

“Net Purchase Price” means the actual net proceeds received by Subscriber pursuant to a Private Sale minus any pro-rata legal costs not otherwise reimbursed by the Issuer, divided by the number of Preferred Shares actually sold by the Subscriber.

(d) Private Sales. A new definition shall be added to Section 16 between the definitions of “Net Purchase Price” and “Qualifying Private Bid Price” which shall read:

“Private Sale” means the sale by the Subscribers of shares of Series A Convertible Preferred Stock to certain third parties in a series of private sales exempt from the registration provisions of the Securities Act.

3. Partial Private Sale-Related Amendments. Subject to, and concurrently with, the consummation, sale and settlement of some, but not all, 3,475,000 shares of Series A Convertible Preferred Stock pursuant to the Private Sales:

(a) Reference Period Dates. The definition of “Sixth Reference Period” shall be deleted and replaced with the below:

“Sixth Reference Period” shall mean the one (1) VWAP Trading Day beginning and ending on Wednesday October 11, 2023, provided that, if Wednesday October 11, 2023 is not a VWAP Trading Day, then the next succeeding VWAP Trading Day.

(b) Number of Shares. The Number of Shares for the Sixth Reference Period is the number of shares of Preferred Shares that have been actually sold and settled by October 11, 2023 pursuant to the Private Sales (the “Settled Private Sales”). The Number of Shares for the remaining Reference Periods shall be adjusted up or down, pro-rata for each remaining Reference Period and appropriately rounded into integers, by the amount by which the number of Preferred Shares sold in the Settled Private Sales is below or above, respectively, 833,334.

(c) Settlement Price. The definition of “Settlement Price” shall be deleted in its entirety and replaced with the below text:

“Settlement Price” means (A) with respect to the First Reference Period, the Second Reference Period, the Third Reference Period, the Fourth Reference Period and the Fifth Reference Period and subject to Section 7(e) and Section 13(c), the greater of (i) arithmetic averages of each Daily VWAP for each VWAP Trading Day in such Reference Period (which average, for the avoidance of doubt, for example, shall be calculated on the basis of ten discrete Daily VWAPs for a Reference Period which contains ten Trading Days), rounded to the nearest one-hundredth of a cent, as determined by the Calculation Agent, and (ii) the Qualifying Private Bid Price (if any) and (B) with respect to the Sixth Reference Period, the Net Purchase Price. Notwithstanding anything to the contrary herein, in the event of a Delisting or Insolvency Filing, the Settlement Price shall immediately be deemed to be USD 0 (the “Delisted/Insolvent Price”) for the applicable Reference Period and all succeeding Reference Periods (if any), and the start (if a Reference Period has not yet started) of each Reference Period and the end of each Reference Period shall be deemed to be altered to the date of such Delisting or Insolvency Filing. The parties agree and acknowledge that the provisions of immediately preceding sentence are explicitly subject to Section 18.

(d) Net Purchase Price. A new definition shall be added to Section 16 between the definitions of “Nasdaq” and “Qualifying Private Bid Price” which shall read:

“Net Purchase Price” means the actual net proceeds received by Subscriber pursuant to a Private Sale minus any pro-rata legal costs not otherwise reimbursed by the Issuer, divided by the number of Preferred Shares actually sold by the Subscriber.

(e) Private Sales. A new definition shall be added to Section 16 between the definitions of “Net Purchase Price” and “Qualifying Private Bid Price” which shall read:

“Private Sale” means the sale by the Subscribers of shares of Series A Convertible Preferred Stock to certain third parties in a series of private sales exempt from the registration provisions of the Securities Act.

4. Subscribers Covenant. The first sentence of Section 10 shall be amended to insert the phrase “ until October 11, 2025” immediately following “after the date hereof”.

5. MNPI Cleansing. Section 11 shall be deleted in its entirety and replaced with the below text:

MNPI Cleansing. Issuer covenants and agrees not to provide any material non-public information to any of the Subscribers, other than (i) information related to negotiations of this PIPE Agreement and (ii) the information described in Section 1(c) and Section 1(d) unless the Chief Compliance Officer of the investment manager and/or advisor of such Subscriber first consents to the disclosure in writing and agrees to restrict trading of such Subscriber until cleansed. Issuer covenants and agrees that it will use commercially reasonable efforts to promptly (and, in the event the disclosure has first been consented to in writing pursuant to the preceding sentence, no later than the date agreed to in such consent) file or furnish on Form 8-K or widely disseminate a press release disclosing in full any material nonpublic information that has been disclosed to such Subscriber (including, in particular, the information described in Section 1(c)).

6. Partial Cancellation of the Amendment. For the avoidance of doubt, (a) Sections 2 and 3 of this Amendment will each be canceled if none of the Private Sales pursuant to the 3,475,000 shares of Series A Convertible Preferred Stock are consummated and settled by 10:00 a.m. Eastern Time, October 11, 2023, (b) Section 2 of this Amendment will be canceled if the Private Sales are consummated and settled by 10:00 a.m. Eastern Time, October 11, 2023, for some, but not all, 3,475,000 shares of Series A Convertible Preferred Stock, and (c) Section 3 of this Amendment will be canceled if the Private Sales are consummated and settled by 10:00 a.m. Eastern Time, October 11, 2023, with respect to all, but not less than all, 3,475,000 shares of Series A Convertible Preferred Stock. For the avoidance of doubt, Sections 4, 5, 6, 7 and 8 of this Amendment will survive and remain in force in all circumstances.

2

7. Representations and Agreements. Each of the parties represents and warrants that this Amendment has been duly authorized, executed and delivered by such party and is enforceable against such party in accordance with its terms, except as may be limited or otherwise affected by (1) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, or (2) principles of equity, whether considered at law or equity.

8. Miscellaneous.

(a) Continued Effect. The PIPE Agreement is amended only as expressly provided in this Amendment and shall otherwise remain in full force and effect. From and after the execution of this Amendment by the parties hereto, any reference to the PIPE Agreement in the PIPE Agreement or in any other agreements, documents, or instruments executed or delivered pursuant to, or in connection with, the PIPE Agreement, shall be deemed a reference to the PIPE Agreement as amended hereby.

(b) Counterparts. This instrument may be executed in any number of counterparts, each of which, when delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

(c) Expenses. The Issuer shall reimburse each Subscriber for all of such Subscriber’s reasonable and documented legal expenses (including the reasonable and documented fees and expenses of such Subscriber’s external legal counsel not to exceed $25,000) incurred in connection with this Amendment.

(d) Form 8-K. The Issuer will use commercially reasonable efforts to promptly furnish or file a Current Report on Form 8-K disclosing the entrance into this Amendment as required by the Exchange Act and applicable SEC rules and regulations.

[SIGNATURE PAGES FOLLOW]

3

IN WITNESS WHEREOF, each Subscriber has executed or caused this Amendment to be executed by its duly authorized representative as of the date first written above.

Name of Subscriber: Shaolin Capital Partners Master Fund Ltd	State/Country of Formation or Domicile: Cayman Islands

By: Shaolin Capital Management LLC, its Investment Manager

By:	/s/ Anthony Giraulo
Name:	Anthony Giraulo
Title:	Chief Financial Officer

[Signature Page to Amendment No. 1 to PIPE Agreement]

IN WITNESS WHEREOF, each Subscriber has executed or caused this Amendment to be executed by its duly authorized representative as of the date first written above.

Name of Subscriber: MAP 214 Segregated Portfolio, a segregated portfolio of LMA SPC	State/Country of Formation or Domicile: Cayman Islands

By: Shaolin Capital Management LLC, its Advisor

By:	/s/ Anthony Giraulo
Name:	Anthony Giraulo
Title:	Chief Financial Officer

[Signature Page to Amendment No. 1 to PIPE Agreement]

IN WITNESS WHEREOF, each Subscriber has executed or caused this Amendment to be executed by its duly authorized representative as of the date first written above.

Name of Subscriber: DS Liquid DIV RVA SCM LLC	State/Country of Formation or Domicile: Delaware, USA

By: Shaolin Capital Management LLC, its Investment Manager

By:	/s/ Anthony Giraulo
Name:	Anthony Giraulo
Title:	Chief Financial Officer

[Signature Page to Amendment No. 1 to PIPE Agreement]

IN WITNESS WHEREOF, each Subscriber has executed or caused this Amendment to be executed by its duly authorized representative as of the date first written above.

Name of Subscriber: Shaolin Capital Partners SP, a segregated portfolio of PC MAP SPC	State/Country of Formation or Domicile: Delaware, USA

By: Shaolin Capital Management LLC, its Advisor

By:	/s/ Anthony Giraulo
Name:	Anthony Giraulo
Title:	Chief Financial Officer

[Signature Page to Amendment No. 1 to PIPE Agreement]

IN WITNESS WHEREOF, the undersigned have executed or caused this Amendment to be executed by their respective duly authorized representatives as of the date first written above.

Bitcoin Depot Inc.

By:	/s/ Brandon Mintz
Name:	Brandon Mintz
Title:	Chief Executive Officer

Bitcoin Depot Operating LLC

By:	/s/ Brandon Mintz
Name:	Brandon Mintz
Title:	Authorized Signatory

[Signature Page to Amendment No. 1 to PIPE Agreement]

SCHEDULE A

Subscriber	Released Amount Section 13(a)(i)(E)			Deficiency Amount Section 13(a)(i)(I)
Shaolin Capital Partners Master Fund Ltd	$	[***	]	$0.00
MAP 214 Segregated Portfolio, a segregated portfolio of LMA SPC	$	[***	]	$0.00
DS Liquid DIV RVA SCM LLC	$	[***	]	$0.00
Shaolin Capital Partners SP, a segregated portfolio of PC MAP SPC	$	[***	]	$0.00
Total		$28,449.35		$0.00

[Schedule A to Amendment No. 1 to PIPE Agreement]

Exhibit 10.2

Final Version

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of October 3, 2023, is made and entered into by and among Bitcoin Depot Inc., a Delaware corporation (the “Company”) and each of the other parties listed on the signature pages hereto (collectively, the “Holders” and each, a “Holder”).

RECITALS

WHEREAS, in connection with the Holders’ purchase of the Company’s Series A Convertible Preferred Stock, par value $0.0001 per share (the “Series A Preferred”), from certain third parties, which Series A Preferred was previously issued by the Company to such third parties in a private placement, the Company and the Holders desire to enter into this Agreement, pursuant to which the Company shall grant the Holders certain registration rights with respect to certain securities of the Company, as set forth in this Agreement.

NOW, THEREFORE, in consideration of the representations, covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1 Definitions. The terms defined in this Article I shall, for all purposes of this Agreement, have the respective meanings set forth below:

“Action” means any claim, action, suit, charge, audit, examination, assessment, arbitration, mediation or inquiry, or any proceeding or investigation, by or before any Governmental Authority.

“Adverse Disclosure” means any public disclosure of material non-public information, which disclosure, in the good faith judgment of the chief executive officer or principal financial officer of the Company, after consultation with counsel to the Company, (a) would be required to be made in any Registration Statement or Prospectus in order for the applicable Registration Statement or Prospectus not to contain any Misstatement, as applicable, (b) would not be required to be made at such time if the Registration Statement were not being filed, declared effective or used, as the case may be, and (c) as to which the Company has a bona fide business purpose for not making such information public.

“Affiliate” means, with respect to any person, any other person who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlled” and “controlling” have meanings correlative thereto. No Holder shall be deemed an Affiliate of the Company or any of its subsidiaries for purposes of this Agreement.

“Agreement” has the meaning given in the Preamble hereto.

“Automatic Shelf Registration Statement” has the meaning set forth in Rule 405 promulgated by the Commission pursuant to the Securities Act.

“Beneficially Own” has the meaning set forth in Rule 13d-3 promulgated under the Exchange Act.

“Board” means the board of directors of the Company.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

“Class A common stock” means the shares of Class A common stock, par value $0.0001 per share, of the Company.

“Commission” means the Securities and Exchange Commission.

“Company” has the meaning given in the Preamble hereto and includes the Company’s successors by recapitalization, merger, consolidation, spin-off, reorganization or similar transaction.

“End of Suspension Notice” has the meaning given in subsection 3.3.2.

“Exchange Act” means the Securities Exchange Act of 1934, as it may be amended from time to time.

“Form S-1 Shelf” has the meaning given in subsection 2.1.1.

“Form S-3 Shelf” has the meaning given in subsection 2.1.1.

“Governmental Authority” means any federal, national, state, provincial or municipal government, or any political subdivision thereof, and any agency, commission, department, board, bureau, official, minister, arbitral body (public or private), tribunal or court, whether national, state, provincial, local, foreign or multinational, exercising executive, legislative, judicial, regulatory or administrative functions of a nation, state, province or municipal government, or any political subdivision thereof, including any authority having governmental or quasi-governmental powers, domestic or foreign.

“Holder Information” has the meaning given in subsection 4.1.2.

“Holders” has the meaning given in the Preamble hereto, for so long as such person or entity holds any Registrable Securities.

“Misstatement” means:

(a) with respect to a Registration Statement, an untrue statement of a material fact or an omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and

(b) with respect to a Prospectus, an untrue statement of a material fact or an omission to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading.

“Permitted Transferee” means (1) in the case of the Holders comprising the investment funds managed or advised by AWM Investment Company, Inc., a person to whom, or entity to which, Registrable Securities are transferred by such Holder, and (2) in the case of any other Holder, an Affiliate of the Holder to whom, or entity to which, Registrable Securities are transferred by such Holder; provided that in each case, such transferee shall only be a Permitted Transferee if and to the extent the transferor designates the transferee as a Permitted Transferee entitled to rights hereunder pursuant to subsection 5.2.2.

“Prospectus” means the prospectus included in any Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance on Rules 430A or 430B under the Securities Act or any successor rule thereto), as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.

“Registrable Security” means (a) the shares of Class A common stock issuable to the Holders upon the conversion of the Series A Preferred owned by such Holders; and (b) any other shares of Class A common stock of the Company or any of its subsidiaries issued or issuable with respect to any securities referenced in clause (a) above by way of a stock dividend or stock split or in connection with a conversion, distribution, exchange, reclassification, recapitalization, merger, consolidation, spin-off, reorganization or similar transaction; provided, however, that, as to any particular Registrable Security, such securities shall cease to constitute Registrable Securities upon the earliest to occur of the date on which such securities: (i) have been sold, transferred, disposed of or exchanged pursuant to an effective Registration Statement, pursuant to Rule 144 under the Securities Act or any other exemption from registration under the securities laws of the United States; (ii) cease to be outstanding; (iii) are held by the Company; or (iv) become eligible for resale without volume or manner-of-sale restrictions and without current public information pursuant to Rule 144.

“Registration” means a registration effected by preparing and filing a registration statement, prospectus or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

“Registration Expenses” means the out-of-pocket expenses of a Registration, including, without limitation, the following:

(a)

all registration and filing fees (including fees with respect to filings required to be made with the Financial Industry Regulatory Authority, Inc.) and any securities exchange on which the Class A common stock is then listed;

(b)	fees and expenses of compliance with securities or blue sky laws;

(c)	printing, messenger, telephone and delivery expenses;

(d)	reasonable fees and disbursements of counsel for the Company; and

(e)	reasonable fees and disbursements of all independent registered public accountants of the Company incurred specifically in connection with such Registration.

“Registration Statement” means any registration statement that covers the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Series A Preferred” has the meaning given in the Recitals hereto.

“Shelf” has the meaning given in subsection 2.1.1.

“Shelf Registration” means a registration of securities pursuant to a registration statement filed with the Commission in accordance with and pursuant to Rule 415 promulgated under the Securities Act (or any successor rule then in effect).

“Subsequent Shelf Registration” has the meaning given in subsection 2.1.2.

“Suspension Event” has the meaning given in subsection 3.3.2.

“Suspension Notice” has the meaning given in subsection 3.3.2.

“Suspension Period” has the meaning given in subsection 3.3.2.

“Transfer” means, when used as a noun, the (a) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any security, or (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise. The terms “Transferee,” “Transferor,” “Transferred,” and other forms of the word “Transfer” shall have the correlative meanings.

“Well-Known Seasoned Issuer” has the meaning set forth in Rule 405 promulgated by the Commission pursuant to the Securities Act.

ARTICLE II

REGISTRATIONS

2.1 Shelf Registration.

2.1.1 Filing. The Company shall use its commercially reasonable efforts to file, within 15 days of the date hereof (the “Filing Deadline”), a Registration Statement for a Shelf Registration on Form S-3 (the “Form S-3 Shelf”) or, if the Company is not eligible to use a Registration Statement on Form S-3, a Shelf Registration Statement on Form S-1 (the “Form S-1 Shelf,”), or, if applicable, the Company may file a post-effective amendment or prospectus supplement to an existing Form S-3 Shelf or Form S-1 Shelf to add the Holders as selling stockholders (collectively with the Form S-3 Shelf and Form S-1 Shelf, as applicable (and any Subsequent Shelf Registration), the “Shelf”), in each case, covering the resale of all the Registrable Securities (determined as of two Business Days prior to such filing) on a delayed or continuous basis. The Company shall use its commercially reasonable efforts to cause the Shelf to become effective as soon as practicable after such filing, but in no event later than 60 days after the earlier of (i) the Filing Deadline and (ii) initial filing thereof (or 90 days after the earlier of (i) the Filing Deadline or (ii) initial filing thereof if the Commission notifies the Company that it will “review” the Shelf). The plan of distribution indicated in the Shelf shall include all such methods of sale as any Holder may reasonably request and that can be included in the Shelf under the rules and regulations of the SEC. The Company shall maintain the Shelf in accordance with the terms hereof, and shall prepare and file with the SEC such amendments, including post-effective amendments, and supplements as may be necessary to keep such Shelf continuously effective, available for use and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities. In the event the Company files a Form S-1 Shelf, the Company shall use its reasonable best efforts to convert the Form S-1 Shelf (and any Subsequent Shelf Registration) to a Form S-3 Shelf as soon as practicable after the Company is eligible to use Form S-3.

2.1.2 Subsequent Shelf Registration. If any Shelf ceases to be effective under the Securities Act for any reason at any time while Registrable Securities are still outstanding, the Company shall, subject to Section 3.3, use its reasonable best efforts to as promptly as is reasonably practicable cause such Shelf to again become effective under the Securities Act (including obtaining the prompt withdrawal of any order suspending the effectiveness of such Shelf), and shall use its reasonable best efforts to as promptly as is reasonably practicable amend such Shelf in a manner reasonably expected to result in the withdrawal of any order suspending the effectiveness of such Shelf or file an additional registration statement as a Shelf Registration (a “Subsequent Shelf Registration”) registering the resale of all Registrable Securities (determined as of two Business Days prior to such filing), and pursuant to any method or combination of methods legally available to, and requested by, any Holder. If a Subsequent Shelf Registration is filed, the Company shall use its reasonable best efforts to (a) cause such Subsequent Shelf Registration to become effective under the Securities Act as promptly as is reasonably practicable after the filing thereof (it being agreed that the Subsequent Shelf Registration shall be an Automatic Shelf Registration Statement if the Company is a Well-Known Seasoned Issuer) and (b) keep such Subsequent Shelf Registration continuously effective, available for use and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities. Any such Subsequent Shelf Registration shall be on Form S-3 to the extent that the Company is eligible to use such form. Otherwise, such Subsequent Shelf Registration shall be on another appropriate form. In the event that any Holder holds Registrable Securities that are not registered for resale on a delayed or continuous basis, the Company, upon request of a Holder shall promptly use its reasonable best efforts to cause the resale of such Registrable Securities to be covered by either, at the Company’s option, the Shelf (including by means of a post-effective amendment) or a Subsequent Shelf Registration and cause the same to become effective as soon as practicable after such filing and such Shelf or Subsequent Shelf Registration shall be subject to the terms hereof.

ARTICLE III

COMPANY PROCEDURES

3.1 General Procedures. In connection with effecting any Shelf Registration and/or other disposition of Registrable Securities pursuant to a registration statement contemplated herein (to the extent applicable), the Company shall use its reasonable best efforts to effect such Registration to permit the sale of such Registrable Securities in accordance with the intended plan of distribution thereof, and pursuant thereto the Company shall, as expeditiously as possible:

3.1.1 prepare and file with the Commission as soon as practicable a Registration Statement with respect to such Registrable Securities and use its reasonable best efforts to cause such Registration Statement to become effective and remain effective until all Registrable Securities have ceased to be Registrable Securities (unless the Company files a post-effective amendment or prospectus supplement to an existing Form S-3 Shelf or Form S-1 Shelf to add the Holders as selling stockholders);

3.1.2 prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be required by the rules, regulations or instructions applicable to the registration form used by the Company or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until all Registrable Securities covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement or supplement to the Prospectus;

3.1.3 prior to filing a Registration Statement or Prospectus, or any amendment or supplement thereto, furnish without charge to the Holders of Registrable Securities included in such Registration, and such Holders’ legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in such Registration Statement (including each preliminary Prospectus), and such other documents as the Holders of Registrable Securities included in such Registration or the legal counsel for any such Holders may request to facilitate the disposition of the Registrable Securities owned by such Holders;

3.1.4 use its reasonable best efforts to (a) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the Holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may request (or provide evidence satisfactory to such Holders that the Registrable Securities are exempt from such registration or qualification) and (b) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other Governmental Authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the

Holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify or take any action to which it would be subject to general service of process or taxation in any such jurisdiction where it is not then otherwise so subject;

3.1.5 cause all such Registrable Securities to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed;

3.1.6 provide a transfer agent and registrar for all such Registrable Securities no later than the effective date of such Registration Statement;

3.1.7 advise each seller of such Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

3.1.8 at least five days prior to the filing of any Registration Statement or Prospectus or any amendment or supplement to such Registration Statement or Prospectus or any document that is to be incorporated by reference into such Registration Statement or Prospectus (or such shorter period of time as may be necessary in order to comply with the Securities Act, the Exchange Act, and the rules and regulations promulgated under the Securities Act or Exchange Act, as applicable), furnish, without charge, a copy thereof to each seller of such Registrable Securities or its counsel (excluding any exhibits thereto and any filing made under the Exchange Act that is to be incorporated by reference therein);

3.1.9 notify the Holders at any time when a Prospectus relating to such Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes a Misstatement, as applicable, and then to correct such Misstatement as set forth in Section 3.3 hereof;

3.1.10 permit representatives of the Holders and any attorney, consultant or accountant retained by such Holders to participate, at each such person’s own expense, in the preparation of the Registration Statement, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such representative, attorney, consultant or accountant in connection with the Registration; provided, however, that such representatives agree to confidentiality arrangements reasonably satisfactory to the Company, prior to the release or disclosure of any such information;

3.1.11 make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months beginning with the first day of the Company’s first full calendar quarter after the effective date of the Registration Statement which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any successor rule promulgated thereafter by the Commission); and

3.1.12 otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by the Holders, in connection with such Registration.

3.2 Registration Expenses. The Registration Expenses of all Registrations shall be borne by the Company. It is acknowledged by the Holders that the Holders selling any Registrable Securities in an offering shall bear all incremental selling expenses relating to the sale of Registrable Securities, such as commissions and discounts, brokerage fees, marketing costs and, other than as set forth in the definition of “Registration Expenses,” all reasonable fees and expenses of any legal counsel representing the Holders, in each case, as mutually agreed amongst such Holders.

3.3 Suspension of Sales; Adverse Disclosure; Restrictions on Registration Rights.

3.3.1 Upon receipt of written notice from the Company that a Registration Statement or Prospectus contains a Misstatement, as applicable, each Holder shall forthwith discontinue disposition of Registrable Securities until it has received copies of a supplemented or amended Prospectus correcting such Misstatement (it being understood that the Company hereby covenants to prepare and file such supplement or amendment as soon as practicable after the time of such notice), or until it is advised in writing by the Company that the use of the Prospectus may be resumed.

3.3.2 If the filing, initial effectiveness or continued use of a Registration Statement in respect of any Registration at any time would require the Company to make an Adverse Disclosure, and the majority of the Board concludes as a result that it is essential to defer such filing, initial effectiveness or continued use at such time (a “Suspension Event”), the Company may, upon giving prompt written notice of such action to the Holders (a “Suspension Notice”), delay the filing or initial effectiveness of, or suspend use of, such Registration Statement for the shortest period of time, but in no event more than 45 days for a single Suspension Event, determined in good faith by the Company to be necessary for such purpose (a “Suspension Period”); provided that the Company shall not declare more than two Suspension Events in any 12-month period; provided further, that no Suspension Event shall be declared within the 30 days following the conclusion of a prior Suspension Period; provided further, that the total Suspension Period in any consecutive 12-month period shall not exceed an aggregate of 60 days. In the event the Company exercises its rights under the preceding sentence, the Holders agree to suspend, immediately upon their receipt of the notice referred to above, their use of the Prospectus relating to any Registration in connection with any sale or offer to sell Registrable Securities. The Company shall promptly notify the Holders of the expiration of any period during which it exercised its rights under this Section 3.3 (an “End of Suspension Notice”).

3.4 Reporting Obligations. As long as any Holder shall own Registrable Securities, the Company, at all times while it shall be a reporting company under the Exchange Act, covenants to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Sections 13(a) or 15(d) of the Exchange Act and to promptly furnish the Holders with true and complete copies of all such filings; provided that any documents publicly filed or furnished with the Commission pursuant to the Electronic Data Gathering, Analysis and Retrieval System shall be deemed to have been furnished or delivered to the Holders pursuant to this Section 3.4.

3.5 Other Obligations. In connection with a sale or transfer of Registrable Securities in a transaction described in the plan of distribution set forth within the Prospectus and pursuant to the Registration Statement of which such Prospectus forms a part, the Company shall, subject to the receipt of any customary documentation reasonably required from the applicable Holders and/or their broker(s) in connection therewith, (a) promptly instruct its transfer agent to remove any restrictive legends applicable to the Registrable Securities being sold or transferred and (b) cause its legal counsel to deliver the necessary legal opinions, if any, to the transfer agent in connection with the instruction under subclause (a).

ARTICLE IV

INDEMNIFICATION AND CONTRIBUTION

4.1 Indemnification.

4.1.1 The Company agrees to indemnify, to the extent permitted by law, each Holder, its officers and directors and each person who controls such Holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses (including reasonable attorneys’ fees) caused by any (a) Misstatement contained in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto, as applicable, or (b) any violation or alleged violation by the Company of the Securities Act or any other applicable federal or state securities laws or any rule or regulation promulgated thereunder application and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, except, in each case, insofar as the same are caused by or contained in any information or affidavit furnished in writing to the Company by or on behalf of such Holder expressly for use therein.

4.1.2 In connection with any Registration Statement in which a Holder is participating, such Holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus (the “Holder Information”) and, to the extent permitted by law, shall indemnify the Company, its directors and officers and agents and each person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses (including without limitation reasonable and documented, out-of-pocket attorneys’ fees) resulting from any Misstatement contained in the Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto, as applicable, but only to the extent that such Misstatement is contained in any information or affidavit so furnished in writing by such Holder expressly for use therein; provided, however, that the obligation to indemnify shall be several, not joint and several, among such Holders, and the liability of each such Holder shall be in proportion to and limited to the net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement.

4.1.3 Any person entitled to indemnification herein shall (a) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (b) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

4.1.4 The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person of such indemnified party and shall survive the transfer of securities. The Company and each Holder participating in an offering also agrees to make such provisions as are reasonably requested by any indemnified party for contribution to such party in the event the Company’s or such Holder’s indemnification is unavailable for any reason.

4.1.5 If the indemnification provided under this Section 4.1 from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, however, that the liability of any Holder under this subsection 4.1.5 shall be limited to the amount of the net proceeds received by such Holder in such offering giving rise to such liability. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in subsections 4.1.1, 4.1.2 and 4.1.3 above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this subsection 4.1.5 were determined by pro rata allocation or by any other method of allocation, which does not take account of the equitable considerations referred to in this subsection 4.1.5. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this subsection 4.1.5 from any person who was not guilty of such fraudulent misrepresentation.

ARTICLE V

MISCELLANEOUS

5.1 Notices. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or electronic mail or postage prepaid mail (registered or certified) or nationally recognized overnight courier service and shall be deemed given when so delivered by hand or electronic mail, or if mailed, three days after mailing (one Business Day in the case of overnight courier service), as follows:

If, to the Company, to:

Bitcoin Depot, Inc.

2870 Peachtree Rd #327

Atlanta, Georgia, 30305

Email: brandon@bitcoindepot.com

Attention: Brandon Mintz, President & CEO

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

609 Main Street

Houston, Texas 77002

Attention: Matthew R. Pacey, P.C.; Atma Kabad; Billy Vranish

Email: matt.pacey@kirkland.com; atma.kabad@kirkland.com;

billy.vranish@kirkland.com

If to a Holder, at such Holder’s address or facsimile number as set forth in the Company’s books and records.

Any party may change its address for notice at any time and from time to time by written notice to the other parties hereto, and such change of address shall become effective 10 days after delivery of such notice as provided in this Section 5.1.

5.2 Assignment; No Third Party Beneficiaries.

5.2.1 This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part.

5.2.2 No Holder may assign or delegate its rights, duties or obligations under this Agreement in connection with a Transfer of such Holder’s Registrable Securities, in whole or in part, except to any of such Holder’s Permitted Transferees, or otherwise with the prior written consent of the Company; provided, that such Transfer complies with applicable securities laws and this Agreement.

5.2.3 This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and its successors and the permitted assigns of the Holders.

5.2.4 Other than as expressly set forth herein, this Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing in this Agreement expressed or implied shall give or be construed to give to any person or entity, other than the parties hereto and such successors and permitted assigns, any legal or equitable rights under this Agreement.

5.2.5 No assignment by any party hereto of such party’s rights, duties and obligations hereunder shall be binding upon or obligate the Company unless and until the Company shall have received (a) written notice of such assignment prior to, or within a reasonable after, such transfer, as provided in Section 5.1 hereof (which notice shall state the name and address of each such transferee and identifying the securities with respect to which such registration rights are being transferred or assigned) and (b) the written agreement of the assignee, in a form reasonably satisfactory to the Company, to be bound by the terms and provisions of this Agreement (which may be accomplished by an addendum or certificate of joinder to this Agreement). Any transfer or assignment made other than as provided in this Section 5.2 shall be null and void.

5.3 Execution of Agreement. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other party. Facsimile or electronic mail transmission of counterpart signatures to this Agreement shall be acceptable and binding.

5.4 Governing Law; Venue.

5.4.1 This Agreement and all disputes, claims or controversies relating to, arising out of, or in connection with this Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to contracts executed in and to be performed in the State of Delaware, without giving effect to any choice of law or conflict of laws, rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

5.4.2 Any proceeding or Action based upon, arising out of or related to this Agreement must be brought in the Court of Chancery of the State of Delaware (or, to the extent such Court does not have subject matter jurisdiction, the Superior Court of the State of Delaware), or, if it has or can acquire jurisdiction, in the United States District Court for the District of Delaware, and each of the parties irrevocably submits to the exclusive jurisdiction of each such court in any such proceeding or Action, waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, agrees that all claims in respect of the proceeding or Action shall be heard and determined only in any such court, and agrees not to bring any proceeding or Action arising out of or relating to this Agreement in any other court. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by Law or to commence Legal Proceedings or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any Action, suit or proceeding brought pursuant to this subsection 5.4.2.

5.5 Waiver of Jury Trial. Each party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues, and therefore each such party hereby irrevocably, unconditionally and voluntarily waives any right such party may have to a trial by jury in respect of any Action, suit or proceeding directly or indirectly arising out of or relating to this Agreement.

5.6 Amendments and Waivers. Only upon the written consent of the Company and the Holders of at least a majority in interest of the total Registrable Securities at the time in question as determined in good faith by the Company, compliance with any of the provisions, covenants and conditions set forth in this Agreement may be waived, or any of such provisions, covenants or conditions may be amended or modified; provided, however, that notwithstanding the foregoing, any amendment hereto or waiver hereof that adversely affects one Holder, solely in its capacity as a holder of the shares of capital stock of the Company, in a manner that is materially different from the other Holders (in such capacity) shall require the consent of the Holder so affected. No provision of this Agreement may be waived unless such waiver is in writing and signed by the party or parties against whom such waiver is to be effective. No course of dealing between any Holder or the Company and any other party hereto or any failure or delay on the part of a Holder or the Company in exercising any rights or remedies under this Agreement shall operate as a waiver of any rights or remedies of any Holder or the Company. No single or partial exercise of any rights or remedies under this Agreement by a party shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder by such party. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder.

5.7 Rule 144. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act, the Company covenants that it will (a) make available information necessary to comply with Rule 144, if available with respect to resales of the Registrable Securities under the Securities Act, at all times, and (b) cooperate with any Holder and take such further action as the Holders may reasonably request, all to the extent required from time to time to enable such Holders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act (if available with respect to resales of the Registrable Securities), as such rule may be amended from time to time. Upon the reasonable request of any Holder, the Company will deliver to it a written statement as to whether they have complied with such information requirements, and, if not, the specific reasons for non-compliance. This Section 5.7 shall survive the termination of the Agreement so long as any Holder continues to hold Registrable Securities.

5.8 Term. This Agreement shall terminate with respect to any Holder on the date that such Holder no longer holds any Registrable Securities, except as otherwise provided herein. The provisions of Section 3.4 and Article IV shall survive any termination.

5.9 Severability. It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

5.10 Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Company shall be entitled to an injunction or injunctions to prevent breaches of this Agreement by a Holder and to enforce specifically the terms and provisions hereof.

5.11 Entire Agreement; Restatement. This Agreement constitutes the full and entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter. Upon any amendment or restatement, this Agreement shall no longer be of any force or effect.

5.12 Distributions. In the event that any Holder distributes, or has distributed, any of its Registrable Securities to its direct and/or indirect equity holders, such distributees shall be treated as the applicable Holder hereunder; provided that only the holders of a majority-in-interest of the Registrable Securities held by all such distributees, as determined in good faith by the Company, shall be entitled to take any action under this Agreement that such Holder is entitled to take; provided, further, that such distributees, taken as a whole, shall not be entitled to rights in excess of those conferred to the applicable Holder, as if it remained a single entity party to this Agreement.

5.13 Adjustments. If, and as often as, there are any changes in the Registrable Securities by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization, recapitalization or sale, or by any other means, appropriate adjustment shall be made in the provisions of this Agreement, as may be required, so that the rights, privileges, duties and obligations hereunder shall continue with respect to the Registrable Securities as so changed.

5.14 Further Assurances. From time to time, at another party’s request and without further consideration (but at the requesting party’s reasonable cost and expense), each party shall execute and deliver such additional documents and take all such further action as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

COMPANY:

Bitcoin Depot, Inc.

By:	/s/ Brandon Mintz
	Name:	Brandon Mintz
	Title:	Chief Executive Officer

[Signature Page to Registration Rights Agreement]

HOLDERS:

RADCLIFFE MULTI-STRATEGY MASTER FUND, L.P.
By: Radcliffe Capital Management, L.P., its manager
By: RGC Management company, its general partner

By:	/s/ Christopher Hinkle
	Name:	Christopher Hinkle
	Title:	Managing Member

[Signature Page to Registration Rights Agreement]

HOLDERS:

Destinations Global Fixed Income Opportunities Fund

By:	/s/ David K. Sherman
	Name:	David K. Sherman
	Title:	Authorized Agent as Investment Adviser

[Signature Page to Registration Rights Agreement]

HOLDERS:

Riverpark Strategic Income Fund

By:	/s/ David K. Sherman
	Name:	David K. Sherman
	Title:	Authorized Agent as Investment Adviser

[Signature Page to Registration Rights Agreement]

HOLDERS:

Special Situations Fund III QP, L.P.

By:	/s/ Adam Stettner
	Name:	Adam Stettner
	Title:	Managing Partner

Special Situations Cayman Fund, L.P.

By:	/s/ Adam Stettner
	Name:	Adam Stettner
	Title:	Managing Partner

Special Situations Private Equity Fund, L.P.

By:	/s/ Adam Stettner
	Name:	Adam Stettner
	Title:	Managing Partner

Special Situations Technology Fund, L.P.

By:	/s/ Adam Stettner
	Name:	Adam Stettner
	Title:	Managing Partner

Special Situations Technology Fund II, L.P.

By:	/s/ Adam Stettner
	Name:	Adam Stettner
	Title:	Managing Partner

[Signature Page to Registration Rights Agreement]

HOLDERS:

Sandia Investment Management LP on behalf of Holders in Schedule A:

By:	/s/ Thomas J. Cagna
	Name:	Thomas J. Cagna
Investment Manager: Sandia Investment Management LP
	Title:	CFO, COO &CCO

[Signature Page to Registration Rights Agreement]

Schedule A

[***]

Exhibit 99.1

Bitcoin Depot Amends Equity Support Agreement

ATLANTA October 4, 2023 — Bitcoin Depot Inc. (“Bitcoin Depot” or the “Company”), a U.S.-based Bitcoin ATM operator and leading fintech company, today announced the execution of an amendment (the “Amendment”) to the PIPE Agreement dated June 23, 2023 (the “PIPE Agreement”) between the Company, certain of its subsidiaries and the subscribers thereto (the “Subscribers”). Pursuant to the Amendment and upon the closing of the private sale by the Subscribers of all of their shares of Series A Convertible Preferred Stock of the Company (the “Series A Preferred”) as discussed below, all Reference Periods (as defined in the PIPE Agreement) will be pulled forward and the economic arrangements set forth in the forward agreement provisions in the PIPE Agreement settled in full based on the net price in the private sale. The Company will receive a small payment in connection with the settlement of the Reference Periods.

In addition, certain institutional investors, including AWM Investment Company, Inc., the investment adviser of the Special Situations Funds, have agreed to purchase an aggregate of 3,475,000 Series A Preferred beneficially owned by the Subscribers (the “Preferred Sale”) in a private transaction. The Series A Preferred are convertible at the option of the holders into Class A Common Stock at an exchange ratio of 1:1. The Company will not receive any proceeds from the Preferred Sale.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities law of any such state or jurisdiction.

About Bitcoin Depot

Bitcoin Depot Inc. (Nasdaq: BTM) was founded in 2016 with the mission to connect those who prefer to use cash to the broader, digital financial system. Bitcoin Depot provides its users with simple, efficient and intuitive means of converting cash into Bitcoin, which users can deploy in the payments, spending and investing space. Users can convert cash to Bitcoin at Bitcoin Depot’s kiosks and at thousands of name-brand retail locations in 48 U.S. states through its BDCheckout product. The Company has the largest market share in North America with approximately 6,400 kiosk locations as of June 30, 2023. Learn more at www.bitcoindepot.com.

Cautionary Note Regarding Forward-Looking Statements

This press release and any oral statements made in connection herewith include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. Forward-looking statements are any statements other than statements of historical fact, and include, but are not limited to, statements regarding the expectations of plans, business strategies, objectives and growth and anticipated financial and operational performance, including our growth strategy and ability to increase deployment of our products and services, the anticipated effects of the Amendment, and the closing of the Preferred Sale. These forward-looking statements are based on management’s current beliefs, based on currently available information, as to the outcome and timing of future events. Forward-looking statements are often identified by words such as “anticipate,” “appears,” “approximately,” “believe,” “continue,” “could,” “designed,” “effect,” “estimate,” “evaluate,” “expect,” “forecast,” “goal,” “initiative,” “intend,” “may,” “objective,” “outlook,” “plan,” “potential,” “priorities,” “project,” “pursue,” “seek,” “should,” “target,” “when,” “will,” “would,” or the negative of any of those words or similar expressions that predict or indicate future events or trends or that are not statements of historical matters, although not all forward-looking statements contain such identifying words. In making these statements, we rely upon assumptions and analysis based on our experience and perception of historical trends, current conditions, and expected future developments, as well as other factors we consider appropriate under the circumstances. We believe these judgments are reasonable, but these statements are not guarantees of any future events or financial results. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond our control.

These forward-looking statements are subject to a number of risks and uncertainties, including changes in domestic and foreign business, market, financial, political and legal conditions; failure to realize the anticipated benefits of the business combination; future global, regional or local economic and market conditions; the development, effects and enforcement of laws and regulations; our ability to manage future growth; our ability to develop new products and services, bring them to market in a timely manner and make enhancements to our platform; the effects of competition on our future business; our ability to issue equity or equity-linked securities; the outcome of any potential litigation, government and regulatory proceedings, investigations and inquiries; and those factors described or referenced in filings with the Securities and Exchange Commission. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that we do not presently know or that we currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect our expectations, plans or forecasts of future events and views as of the date of this press release. We anticipate that subsequent events and developments will cause our assessments to change.

We caution readers not to place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events, or other factors that affect the subject of these statements, except where we are expressly required to do so by law. All written and oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary statement.

Contacts:

Investors

Cody Slach, Alex Kovtun

Gateway Group, Inc.

949-574-3860

BTM@gateway-grp.com

Media

Zach Kadletz, Brenlyn Motlagh, Ryan Deloney

Gateway Group, Inc.

949-574-3860

BTM@gateway-grp.com